Exhibit 99.1
Earnings Release

CubeSmart Reports Second Quarter 2025 Results

MALVERN, PA -- (Globe Newswire) – July 31, 2025 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and six months ended June 30, 2025.

“The rental season saw modestly better seasonal performance compared to last year as key operating metrics maintained their positive momentum throughout the second quarter and into July,” commented President and Chief Executive Officer Christopher P. Marr. “Fundamentals have continued to stabilize, supported by a lessening impact of new supply, better seasonal pricing to new customers, and the continued health of the existing customer.”

Key Highlights for the Second Quarter

●	Reported diluted earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.36.
●	Reported funds from operations (“FFO”), as adjusted, per diluted share of $0.65.
●	Same-store (606 stores) net operating income (“NOI”) decreased 1.1% year over year, resulting from a 0.5% decrease in revenues and a 1.2% increase in operating expenses.
●	Same-store occupancy averaged 90.6% during the quarter, ending at 91.1%.
●	Added 30 stores to our third-party management platform, bringing our total third-party managed store count to 873.

Financial Results

Net income attributable to the Company’s common shareholders was $83.0 million for the second quarter of 2025, compared with $94.0 million for the second quarter of 2024. Diluted EPS attributable to the Company’s common shareholders decreased to $0.36 for the second quarter of 2025, compared with $0.41 for the same period last year.

FFO, as adjusted was $148.9 million for the second quarter of 2025 compared with $146.0 million for the second quarter of 2024. FFO, as adjusted, per diluted share increased 1.6% to $0.65 for the second quarter of 2025, compared with $0.64 for the same period last year.

Investment Activity

Acquisition Activity

The Company did not acquire any stores during the quarter ended June 30, 2025. In total for the year through June 30, 2025, the Company acquired the remaining 80% interest in HVP IV, a 28-store unconsolidated real estate venture in which we previously owned a 20% noncontrolling interest. The purchase price for the 80% ownership interest was $452.8 million, which included $44.4 million to repay the Company’s portion of the venture’s existing indebtedness.

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. As of June 30, 2025, the Company had two joint venture development properties under construction. The Company anticipates investing a total of $36.9 million related to these projects and had invested $27.0 million of that total as of June 30, 2025. Both stores are located in New York and are expected to open during the third quarter of 2025.

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Third-Party Management

As of June 30, 2025, the Company’s third-party management platform included 873 stores totaling 56.6 million rentable square feet. During the three and six months ended June 30, 2025, the Company added 30 stores and 63 stores, respectively, to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio as of June 30, 2025 included 606 stores containing 43.8 million rentable square feet, or approximately 91.0% of the aggregate rentable square feet of the Company’s 659 consolidated stores. These same-store properties represented approximately 93.8% of the Company’s property NOI for the three months ended June 30, 2025.

Same-store physical occupancy as of June 30, 2025 and 2024 was 91.1% and 91.8%, respectively. Same-store total revenues for the second quarter of 2025 decreased 0.5% and same-store operating expenses increased 1.2% compared to the same quarter in 2024. Same-store NOI decreased 1.1% from the second quarter of 2024 to the second quarter of 2025.

Operating Results

As of June 30, 2025, the Company’s total consolidated portfolio included 659 stores containing 48.1 million rentable square feet and had physical occupancy of 90.8%.

Total revenues increased $16.1 million and property operating expenses increased $5.9 million in the second quarter of 2025, as compared to the same period in 2024. Increases in revenues and expenses were primarily attributable to revenues and expenses generated from property acquisitions and recently opened development properties.

Interest expense increased from $22.8 million during the three months ended June 30, 2024 to $29.1 million during the three months ended June 30, 2025, an increase of $6.3 million. The increase was attributable to an increase in the average outstanding debt balance and higher interest rates during the 2025 period compared to the 2024 period. The average outstanding debt balance increased from $2.96 billion during the three months ended June 30, 2024 to $3.43 billion during the three months ended June 30, 2025. The weighted average effective interest rate on our outstanding debt increased from 3.01% during the three months ended June 30, 2024 to 3.32% for the three months ended June 30, 2025.

Financing Activity

During the three months ended June 30, 2025, the Company did not sell any common shares of beneficial interest through its at-the-market ("ATM") equity program. As of June 30, 2025, the Company had 13.5 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On May 20, 2025, the Company declared a quarterly dividend of $0.52 per common share. The dividend was paid on July 15, 2025 to common shareholders of record on July 1, 2025.

2025 Financial Outlook

“Stabilizing operating fundamentals coupled with tighter expense control generated FFO per share at the high end of our guidance range,” commented Chief Financial Officer Tim Martin. “A more constructive environment positions us to raise the midpoints of our full-year FFO per share and same-store ranges.”

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Earnings Release

The Company estimates that its fully diluted earnings per share for 2025 will be between $1.44 and $1.50, and that its fully diluted FFO per share, as adjusted, for 2025 will be between $2.54 and $2.60. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2025, the same-store pool consists of 606 properties totaling 43.8 million rentable square feet.

(1)	Prior guidance as indicated in our first quarter earnings release dated May 1, 2025.

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 1, 2025 to discuss financial results for the three months ended June 30, 2025.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at investors.cubesmart.com. Telephone participants may join on the day of the call by dialing 1 (800) 715-9871 using conference ID number 4783436.

After the live webcast, the webcast will be available on CubeSmart’s website. In addition, a telephonic replay of the call will be available through August 8, 2025 by dialing 1 (800) 770-2030 using conference ID number 4783436.

Supplemental operating and financial data as of June 30, 2025 is available in the investor relations section of the Company’s corporate website.

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About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2025 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its consolidated financial statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is a measure of performance that is not calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses.

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Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse consumer impacts and declines in general economic conditions from inflation, tariffs, rising interest rates and wage stagnation including the impact on the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	financing risks, including rising interest rates, the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

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●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;
●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	negative publicity relating to our business or industry, which could adversely affect our reputation;
●	increases in operating costs, including, without limitation, insurance, utility and other general expenses, which could adversely affect our financial results;
●	cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	risks associated with generative artificial intelligence tools and large language models and the conclusions that these tools and models may draw about our business and prospects in connection with the dissemination of negative opinions, characterizations or disinformation;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or consequences of earthquakes, hurricanes, windstorms, floods, wildfires, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;
●	potential environmental and other material liabilities;
●	governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;
●	uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;
●	changes in the availability of and the cost of labor;
●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

SECOND QUARTER 2025	PAGE 6

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2025	2024
	(unaudited)

ASSETS
Storage properties	$8,098,390	$7,628,774
Less: Accumulated depreciation	(1,684,787)	(1,590,588)
Storage properties, net (includes VIE amounts of $374,222 and $363,315, respectively)	6,413,603	6,038,186
Cash and cash equivalents (includes VIE amounts of $4,091 and $2,907, respectively)	8,741	71,560
Restricted cash (includes VIE amounts of $3,388 and $4,439, respectively)	5,591	6,103
Loan procurement costs, net of amortization	2,098	2,731
Investment in real estate ventures, at equity	74,640	91,973
Other assets, net	204,647	183,628
Total assets	$6,709,320	$6,394,181

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,782,701	$2,780,631
Revolving credit facility	366,300	—
Mortgage loans and notes payable, net (includes VIE amounts of $112,111 and $111,728, respectively)	205,092	205,915
Lease liabilities - finance leases	65,636	65,668
Accounts payable, accrued expenses and other liabilities	237,415	229,581
Distributions payable	119,678	119,600
Deferred revenue	43,224	38,918
Total liabilities	3,820,046	3,440,313

Noncontrolling interests in the Operating Partnership	46,888	51,193

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 228,033,843 and 227,764,975 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,280	2,278
Additional paid-in capital	4,293,182	4,285,570
Accumulated other comprehensive loss	(290)	(330)
Accumulated deficit	(1,481,494)	(1,415,662)
Total CubeSmart shareholders’ equity	2,813,678	2,871,856
Noncontrolling interests in subsidiaries	28,708	30,819
Total equity	2,842,386	2,902,675
Total liabilities and equity	$6,709,320	$6,394,181

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

REVENUES
Rental income	$239,557	$226,791	$472,322	$451,981
Other property related income	32,596	28,958	62,362	55,274
Property management fee income	10,150	10,460	20,655	20,360
Total revenues	282,303	266,209	555,339	527,615
OPERATING EXPENSES
Property operating expenses	89,028	83,097	171,962	160,134
Depreciation and amortization	66,488	51,035	125,644	101,752
General and administrative	14,897	14,622	30,965	30,247
Total operating expenses	170,413	148,754	328,571	292,133
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(29,090)	(22,767)	(55,190)	(45,686)
Loan procurement amortization expense	(1,221)	(1,015)	(2,442)	(2,045)
Equity in earnings of real estate ventures	547	425	926	1,270
Other	306	88	1,115	23
Total other expense	(29,458)	(23,269)	(55,591)	(46,438)
NET INCOME	82,432	94,186	171,177	189,044
Net income attributable to noncontrolling interests in the Operating Partnership	(401)	(524)	(854)	(1,065)
Net loss attributable to noncontrolling interests in subsidiaries	929	302	1,834	512
NET INCOME ATTRIBUTABLE TO THE COMPANY	$82,960	$93,964	$172,157	$188,491

Basic earnings per share attributable to common shareholders	$0.36	$0.42	$0.75	$0.83
Diluted earnings per share attributable to common shareholders	$0.36	$0.41	$0.75	$0.83

Weighted average basic shares outstanding	228,737	225,886	228,700	225,827
Weighted average diluted shares outstanding	229,303	226,618	229,273	226,593

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Same-Store Results (606 stores)

(in thousands, except percentages and per square foot data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2025	2024	Change	2025	2024	Change

REVENUES
Rental income	$222,645	$224,165	(0.7)%	$443,557	$446,904	(0.7)%
Other property related income	12,043	11,634	3.5%	22,541	21,141	6.6%
Total revenues	234,688	235,799	(0.5)%	466,098	468,045	(0.4)%

OPERATING EXPENSES
Property taxes (1)	27,014	26,311	2.7%	54,580	53,315	2.4%
Personnel expense	13,893	14,106	(1.5)%	27,458	28,093	(2.3)%
Advertising	8,049	6,907	16.5%	10,826	9,847	9.9%
Repair and maintenance	2,893	3,203	(9.7)%	5,598	5,738	(2.4)%
Utilities	5,015	5,254	(4.5)%	11,097	11,301	(1.8)%
Property insurance	3,023	3,287	(8.0)%	6,413	6,472	(0.9)%
Other expenses	9,479	9,501	(0.2)%	19,432	19,423	0.0%

Total operating expenses	69,366	68,569	1.2%	135,404	134,189	0.9%

Net operating income (2)	$165,322	$167,230	(1.1)%	$330,694	$333,856	(0.9)%

Gross margin	70.4%	70.9%		70.9%	71.3%

Period end occupancy	91.1%	91.8%		91.1%	91.8%

Period average occupancy	90.6%	91.4%		90.1%	90.7%

Total rentable square feet	43,768			43,768

Realized annual rent per occupied square foot (3)	$22.45	$22.41	0.2%	$22.50	$22.51	0.0%

Reconciliation of Same-Store Net Operating Income to Net Income

Same-store net operating income (2)	$165,322	$167,230		$330,694	$333,856
Non same-store net operating income (2)	10,882	1,710		18,675	3,745
Indirect property overhead (4)	17,071	14,172		34,008	29,880
Depreciation and amortization	(66,488)	(51,035)		(125,644)	(101,752)
General and administrative expense	(14,897)	(14,622)		(30,965)	(30,247)
Interest expense on loans	(29,090)	(22,767)		(55,190)	(45,686)
Loan procurement amortization expense	(1,221)	(1,015)		(2,442)	(2,045)
Equity in earnings of real estate ventures	547	425		926	1,270
Other	306	88		1,115	23

Net income	$82,432	$94,186		$171,177	$189,044

(1)	For comparability purposes, current year amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($192k and $384k for the three and six months ended June 30, 2025, respectively).
(2)	Net operating income (“NOI”) is a non-GAAP (“generally accepted accounting principles”) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is calculated by dividing annualized rental income by the weighted average occupied square feet for the period.
(4)	Includes property management fee income earned in conjunction with managed properties.

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Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentages and per share and unit data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net income attributable to the Company's common shareholders	$82,960	$93,964	$172,157	$188,491

Add:
Real estate depreciation and amortization:
Real property	64,118	49,436	120,807	98,685
Company's share of unconsolidated real estate ventures	1,433	2,046	3,243	4,138
Net income attributable to noncontrolling interests in the Operating Partnership	401	524	854	1,065

FFO attributable to the Company's common shareholders and third-party OP unitholders	$148,912	$145,970	$297,061	$292,379

Earnings per share attributable to common shareholders - basic	$0.36	$0.42	$0.75	$0.83
Earnings per share attributable to common shareholders - diluted	$0.36	$0.41	$0.75	$0.83
FFO per diluted share and unit	$0.65	$0.64	$1.29	$1.28

Weighted average basic shares outstanding	228,737	225,886	228,700	225,827
Weighted average diluted shares outstanding	229,303	226,618	229,273	226,593
Weighted average diluted shares and units outstanding	230,418	227,877	230,415	227,867

Dividends per common share and unit	$0.52	$0.51	$1.04	$1.02
Payout ratio of FFO	80.0%	79.7%	80.6%	79.7%

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